UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: April 1, 2020

HORACE MANN EDUCATORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715‑0001
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217‑789‑2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	HMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William J. Caldwell, Executive Vice President, Property & Casualty and Life & Retirement, is leaving the Company effective April 10, 2020 to pursue other interests.

Item 5.03:	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 1, 2020, the Board of Directors (the “Board”) of Horace Mann Educators Corporation (the “Company”) amended Article 2 of the Company’s Bylaws (the “Bylaws”) to authorize the Board to hold stockholders’ meetings virtually in accordance with the Delaware General Corporation Law. Corresponding changes were made to the provision addressing notices for stockholders’ meetings, and the location of the list of stockholders was updated to the Company’s principal business office.

The above description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3.1 hereto.

Item 9.01:	Financial Statements and Exhibits.

(d)Exhibits. The following exhibits are filed with this report:

Exhibit 3.1	Amended and Restated Bylaws of HMEC.

Exhibit 99.1	Press Release dated April 1, 2020. (Pursuant to General Instruction B.2 to Form 8-K, this press release is furnished and is not filed.)

Exhibit 104	The cover page to this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Donald M. Carley
	Name:	Donald M. Carley
	Title:	Executive Vice President, General Counsel
and Corporate Secretary

Date: April 1, 2020

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